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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)         August 26, 1999
                                                  ------------------------------


                             RURAL/METRO CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                    0-22056                     86-0746929
--------------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission                 (IRS Employer
      of Incorporation)            File Number)              Identification No.)


8401 East Indian School Road, Scottsdale, Arizona                     85251
--------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code         (480) 994-3886
                                                    ----------------------------



                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.       Other Events

              Press Release dated August 26, 1999 regarding earnings release.

         RURAL/METRO REPORTS FISCAL FOURTH QUARTER AND FULL YEAR RESULTS


         SCOTTSDALE, ARIZ. (Aug. 26, 1999) -- Rural/Metro Corporation (Nasdaq:
RURL) today reported net income of $3.1 million, or $0.21 per diluted share, on revenue of $140.0 million for its fourth fiscal quarter ended June 30, 1999. The results compare with a net loss of $8.9 million, or $(0.64) per diluted share, on revenue of $136.7 million for the fourth fiscal quarter of 1998, which included a non-recurring gain and restructuring and other charges, as well as a charge to increase the provision for doubtful accounts. Operating margin on an EBITDA basis was $19.0 million, or 13.6% of revenue, compared to $17.1 million, or 12.9% of revenue for the same quarter in the prior year, excluding the non-recurring gain and charges.

         For fiscal 1999, net income was $15.5 million, or $1.06 per diluted share, on revenue of $561.4 million. This compares with reported net income of $7.5 million, or $0.54 per diluted share, on revenue of $475.6 million in fiscal 1998.

         "We are pleased that our back-to-basics operating discipline -- which includes continued focus on collections, more selectivity with regard to non-emergency revenue, and increased provisioning for doubtful accounts, in light of the difficult reimbursement environment -- has allowed us to close the fiscal year largely on track with where we expected to be," said John B. Furman, President and Chief Executive Officer. "The fourth fiscal quarter was seasonally slow as expected. In addition, in keeping with our efforts to improve the quality of revenue and to comply with more restrictive reimbursement guidelines, we continued to reduce certain non-emergency transports, which had a disproportionate impact on margins, a process that will continue. Given that in the existing reimbursement environment even good quality revenue may not be collected for 90 to 360 days after we make the transport, we must look to next year before we will see the benefit of much of our efforts in fiscal 1999."

         Furman continued, "In Argentina, where our business has met or exceeded expectations since we first entered the market over one year ago, a particularly severe winter flu season combined with a general economic slowdown hurt fourth quarter results. Because our Latin American business is a capitated model, the heavier utilization impacted profitability, while the general economic conditions constrained subscriber growth. With our strong market presence in Argentina, we believe the region will return to more normal profit levels as the economic situation improves."

         "Importantly, we believe the progress we have made during this last fiscal year is an indication of our ability to work within a difficult and ever changing worldwide healthcare environment. We believe that our operating fundamentals are sound, and the need for medical transportation and mobile health care services continues to increase. Despite the challenges of the current environment in the healthcare industry, Rural/Metro continues to grow. We


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continue to win new 911 contracts, and we are successfully increasing our penetration of current service areas through outreach to hospitals and other healthcare providers that are outsourcing their medical transportation needs. While we can continue to improve, we believe that these initiatives, combined with our disciplined operating and financial posture, will position us for further growth in revenue and net income."

         Rural/Metro Corporation provides mobile health services, including "911" and general ambulance service, fire protection and other safety-related services to municipal, residential, commercial and industrial customers in more than 450 communities throughout the United States, Canada and Latin America.

         Except for the historical information contained herein, this press release contains forward looking statements that involve risks and uncertainties regarding healthcare reimbursement, future revenue, operating results, marketing, and collection efforts that could cause actual results to differ materially. These risks include the quality of customer revenues, the rate and extent of new contracting activity, reimbursement and collection issues and the effect of other factors that impact the operating costs, cash collections and the quality of the Company's services. These factors and other risks are disclosed from time to time in the Company's SEC reports and filings.

                               (tables to follow)


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                             RURAL/METRO CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
         FOR THE THREE MONTHS AND THE YEARS ENDED JUNE 30, 1999 AND 1998

                    (In thousands, except per share amounts)

                                            THREE MONTHS ENDED JUNE 30,     YEAR ENDED JUNE 30,
                                            ---------------------------     -------------------

                                                1999         1998            1999        1998
                                              ---------    ---------        --------   ---------
                                                   (UNAUDITED)
REVENUE
   Ambulance services                         $ 115,857    $ 112,395        $467,632   $ 387,041
   Fire protection services                      12,884       11,861          50,490      45,971
   Other                                         11,308       12,404          43,244      42,546
                                              ---------    ---------        --------   ---------
        Total revenue                           140,049      136,660         561,366     475,558
                                              ---------    ---------        --------   ---------

OPERATING EXPENSES
   Payroll and employee benefits                 75,257       75,703         297,341     254,806
   Provision for doubtful accounts               20,179       34,955          81,227      81,178
   Depreciation                                   6,241        5,529          24,222      19,213
   Amortization of intangibles                    2,244        2,625           9,166       7,780
   Other operating expenses                      25,587       22,311          98,739      80,216
   Restructuring charge                              --        5,000           2,500       5,000
                                              ---------    ---------        --------   ---------
         Total expenses                         129,508      146,123         513,195     448,193
                                              ---------    ---------        --------   ---------

OPERATING INCOME                                 10,541       (9,463)         48,171      27,365
   Interest expense, net                          5,414        4,968          21,406      14,082
   Other                                            (68)        (203)             70        (199)
                                              ---------    ---------        --------   ---------

INCOME (LOSS) BEFORE INCOME TAXES (BENEFIT)       5,195      (14,228)         26,695      13,482

INCOME TAXES (BENEFIT)                            2,143       (5,279)         11,231       5,977
                                              ---------    ---------        --------   ---------

NET INCOME (LOSS)                             $   3,052    ($  8,949)       $ 15,464   $   7,505
                                              =========    =========        ========   =========


BASIC EARNINGS (LOSS) PER SHARE               $    0.21    ($   0.64)       $   1.07   $    0.55
                                              =========    =========        ========   =========

DILUTED EARNINGS (LOSS) PER SHARE             $    0.21    ($   0.64)       $   1.06   $    0.54
                                              =========    =========        ========   =========

AVERAGE NUMBER OF
   SHARES OUTSTANDING -BASIC                     14,527       14,091          14,447      13,529
                                              =========    =========        ========   =========

AVERAGE NUMBER OF
   SHARES OUTSTANDING - DILUTED                  14,657       14,091          14,638      14,002
                                              =========    =========        ========   =========


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                             RURAL/METRO CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 1999 AND 1998
                                 (In thousands)

                                                                  1999         1998
                                                                ---------    ---------
                                     ASSETS
CURRENT ASSETS
        Cash                                                    $   7,180    $   6,511
        Accounts receivable, net                                  185,454      154,603
        Inventories                                                16,371       13,128
        Prepaid expenses and other                                 13,630       16,402
                                                                ---------    ---------
                     Total current assets                         222,635      190,644
PROPERTY AND EQUIPMENT, net                                        95,032       92,545
INTANGIBLE ASSETS, net                                            240,360      235,456
OTHER ASSETS                                                       21,880       16,807
                                                                ---------    ---------
                                                                $ 579,907    $ 535,452
                                                                =========    =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
        Accounts payable                                        $  17,782    $  13,435
        Accrued liabilities                                        58,159       58,115
        Current portion of long-term debt                           5,765        8,565
                                                                ---------    ---------
                     Total current liabilities                     81,706       80,115
LONG-TERM DEBT, net of current portion                            268,560      243,831
NON-REFUNDABLE SUBSCRIPTION INCOME                                 14,909       13,682
DEFERRED INCOME TAXES                                               9,438        9,573
OTHER LIABILITIES                                                     205        2,298
                                                                ---------    ---------
                     Total liabilities                            374,818      349,499
                                                                ---------    ---------
MINORITY INTEREST                                                   8,250        8,180
                                                                ---------    ---------
STOCKHOLDERS' EQUITY
        Common stock                                                  148          144
        Additional paid-in capital                                137,792      134,078
        Retained earnings                                          60,603       45,139
        Deferred compensation                                          --         (349)
        Cumulative translation adjustment                            (465)          --
        Treasury stock                                             (1,239)      (1,239)
                                                                ---------    ---------
                     Total stockholders' equity                   196,839      177,773
                                                                ---------    ---------
                                                                $ 579,907    $ 535,452
                                                                =========    =========


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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          RURAL/METRO CORPORATION

                                               /s/ Dean P. Hoffman
Date:    August 30, 1999                  By:  _________________________________
                                               Dean P. Hoffman, Vice
                                               President, Financial Services
                                               and Principal Accounting Officer


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